Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Operating Revenues:
Electric	$1,378	$1,407	$2,589	$2,529
Gas	172	174	761	670
Other	-	3	-	4
Total operating revenues	1,550	1,584	3,350	3,203

Operating Expenses:
Fuel and purchased power	524	485	1,049	894
Gas purchased for resale	104	106	557	460
Other operations and maintenance	394	375	742	720
Depreciation and amortization	162	157	327	314
Taxes other than income taxes	90	95	203	186
Total operating expenses	1,274	1,218	2,878	2,574
Operating Income	276	366	472	629

Other Income and Expenses:
Miscellaneous income	4	6	8	13
Miscellaneous expenses	(1)	(6)	(1)	(7)
Total other income	3	-	7	6

Interest Charges	80	77	156	151

Income Before Income Taxes, Minority Interest
and Preferred Dividends of Subsidiaries	199	289	323	484

Income Taxes	68	100	112	171

Income Before Minority Interest and Preferred
Dividends of Subsidiaries	131	189	211	313

Minority Interest and Preferred Dividends of Subsidiaries	(8)	(4)	(18)	(7)

Net Income	$123	$185	$193	$306

Earnings per Common Share - Basic and Diluted:	$0.60	$0.93	$0.94	$1.55

Average Common Shares Outstanding	205.4	199.7	205.1	197.5

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended
	June 30,
	2006	2005

Cash Flows From Operating Activities:
Net income	$193	$306
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	311	272
Amortization of nuclear fuel	16	17
Amortization of debt issuance costs and premium/discounts	7	7
Deferred income taxes and investment tax credits, net	(19)	66
Loss on sale of leveraged leases	4	-
Minority interest	12	1
Other	5	4
Changes in assets and liabilities:
Receivables, net	168	(8)
Materials and supplies	25	46
Accounts and wages payable	(258)	(163)
Taxes accrued	(33)	112
Assets, other	49	(54)
Liabilities, other	10	1
Pension and other postretirement benefit obligations, net	46	54
Net cash provided by operating activities	536	661

Cash Flows From Investing Activities:
Capital expenditures	(406)	(442)
Acquisitions of combustion turbines	(292)	-
Nuclear fuel expenditures	(25)	(13)
Proceeds from sale of leveraged leases	11	-
Other	-	12
Net cash used in investing activities	(712)	(443)

Cash Flows From Financing Activities:
Dividends on common stock	(260)	(253)
Capital issuance costs	(2)	(1)
Short-term debt, net	204	(256)
Dividends paid to minority interest	(14)	-
Redemptions, Repurchases and Maturities:
Long-term debt	(86)	(237)
Issuances:
Common stock	57	402
Long-term debt	232	85
Net cash provided by (used in) financing activities	131	(260)

Net Change In Cash and Cash Equivalents	(45)	(42)
Cash and Cash Equivalents at Beginning of Year	96	69

Cash and Cash Equivalents at End of Period	$51	$27

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30,	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$51	$96
Accounts receivable - trade	409	552
Unbilled revenue	355	382
Miscellaneous accounts and notes receivable	71	31
Materials and supplies, at average cost	549	572
Other current assets	110	185
Total current assets	1,545	1,818
Property and Plant, Net	13,920	13,572
Investments and Other Assets:
Investments in leveraged leases	32	50
Nuclear decommissioning trust fund	257	250
Goodwill	976	976
Intangible assets	250	246
Other assets	643	419
Regulatory assets	827	831
Total investments and other assets	2,985	2,772

TOTAL ASSETS	$18,450	$18,162

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$124	$96
Short-term debt	397	193
Accounts and wages payable	404	706
Taxes accrued	97	131
Other current liabilities	386	361
Total current liabilities	1,408	1,487
Long-term Debt, Net	5,705	5,354
Preferred Stock of Subsidiary Subject to Mandatory Redemption	19	19
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	1,958	1,969
Accumulated deferred investment tax credits	123	129
Regulatory liabilities	1,173	1,132
Asset retirement obligations	531	518
Accrued pension and other postretirement benefits	800	760
Other deferred credits and liabilities	174	218
Total deferred credits and other liabilities	4,759	4,726
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	15	17
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,457	4,399
Retained earnings	1,932	1,999
Accumulated other comprehensive loss	(36)	(24)
Other	(6)	(12)
Total stockholders' equity	6,349	6,364

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,450	$18,162